                                 ITEM 12
            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                          Name & Address of                           Amount & Nature of
Title of Class            Beneficial Owner                           Beneficial Ownership       % of Class
--------------            -----------------                          --------------------       ----------
                                                  ITEM 403(a)
                                                  -----------
Class B                   Hussey Investments LP                            880,881                50.2%
Common Stock              PO Box 35
                          Goshen IN 46527 (1) (2)

                                                  ITEM 403(b)
                                                  -----------
Class A                   Edward J. Hussey                               1,253,219                48.5%
Common Stock              PO Box 35
                          Goshen IN 46527 (1)

Class A                   Edward Joseph Hussey                              23,400                  .9%
Common Stock              PO Box 35
Class B                   Goshen IN 46527 (2)
Common Stock                                                               945,653                53.9%

Class A                   Michael F. Hussey                                 22,835                  .9%
Common Stock              PO Box 35
Class B                   Goshen IN 46527 (2)
Common Stock                                                               945,088                53.8%

Class A                   Ralph D. Ray                                       1,000            less than
Common Stock              PO Box 35                                                                  1%
                          Goshen IN 46527

Class A                   All Directors and                              1,300,454                50.3%
Common Stock              Officers as a Group
Class B                                                                  1,009,860                57.5%
Common Stock


(1) Edward J. Hussey is a limited partner in Hussey Investments LP and accordingly has a pecuniary interest in the shares of Class B Common Stock owned by Hussey Investments LP but Edward J. Hussey has no voting or investment power over such shares and accordingly disclaims beneficial ownership of such shares.

(2) Edward Joseph Hussey, Michael F. Hussey, John P. Hussey and Nancy A. Parrish are the general partners of Hussey Investments LP and accordingly share voting and investment control over the 880,881 shares of Class B Common Stock owned by that limited partnership. Total shares listed for individuals include this beneficial ownership.

                                      39